UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8–K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2017

ELEVEN BIOTHERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Suite 1800 Cambridge, MA		02142
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 444-8550
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                 ☒

Item 2.02    Results of Operations and Financial Condition.
On November 15, 2017, Eleven Biotherapeutics, Inc. (the “Company”) filed a Notification of Late Filing on Form 12b-25 (the “Form 12b-25”) with the Securities and Exchange Commission (the “SEC”) pertaining to its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017 (the “Form 10-Q”). The Company was unable to file the Form 10-Q prior to the filing deadline without unreasonable effort or expense due to its ongoing efforts to finalize its accounting related to the Company’s acquisition of Viventia Bio, Inc. in September 2016 and the fair value of the contingent consideration liability as of September 30, 2017. The Company expects to file the Form 10-Q no later November 20, 2017, as permitted by Rule 12b-25.
Certain portions of the Form 12b-25 filed with the SEC contained selected estimated preliminary financial results for the quarterly period ended September 30, 2017, which portions are filed as Exhibit 99.1 hereto and incorporated herein by reference.

The information set forth under this Item shall be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits.
The following exhibits are being filed herewith:

Exhibit No.	Document

99.1	Portion of Form 12b-25 of Eleven Biotherapeutics, Inc. filed with the SEC on November 15, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 16, 2017

Eleven Biotherapeutics, Inc.

By:	/s/ Stephen A. Hurly
Stephen A. Hurly
President and Chief Executive Officer